FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   Form 8-K
                                Current Report


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report
August 8, 1997

                          FIRST REPUBLIC BANCORP INC.
                          ---------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                      0-15882                   94-2964497
        --------                      -------                   ----------
(State or other jurisdiction        (Commission               (IRS Employer
 of incorporation)                   File Number)           Identification No.)



                               388 Market Street
                             San Francisco, CA  94111
                             ------------------------
              (Address of principal executive office) (Zip Code)


                                (415) 392-1400
                                --------------
             (Registrant's telephone number, including area code)


                                Not applicable
                                --------------
          (Former name, former address, if changed since last report)



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Item 5.  Other Events

First Republic Bancorp Inc. hereby files with the Securities and Exchange Commission (the "Commission") its press release, dated August 7, 1997, that it has increased by 500,000 shares its authorized stock repurchase plan.






                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    First Republic Bancorp Inc.
                                    (Registrant)



Date: August 8, 1997                /s/Willis H. Newton, Jr.
                                    -------------------------------
                                    Willis H. Newton, Jr.
                                    Senior Vice President and
                                    Chief Financial Officer



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FOR IMMEDIATE RELEASE
---------------------

                       FIRST REPUBLIC BANCORP INC. ANNOUNCES
                  ADDITIONAL INCREASE IN STOCK REPURCHASE PROGRAM

                                                       Common Stock Symbol - FRC
                                                      New York/Pacific Exchanges

     San Francisco, California, August 7, 1997 - First Republic Bancorp Inc. (the "Company") announced today that its Board of Directors has increased, by up to an additional 500,000 shares, the number of shares authorized for repurchase from time to time, either in open-market transactions or in block purchases. The Company initiated a stock repurchase program in June 1993. To date, the Company has repurchased an aggregate total of 1,060,000 shares and there is remaining authorization to repurchase 96,000 shares. The newly authorized shares bring the total authorized, but unexecuted, in the repurchase plan to 596,000 shares. The Company presently has 9,496,000 shares issued and outstanding.

     The Company has total assets of $2.2 billion and functions as a direct lender as well as a mortgage banker through its FDIC-insured, Nevada chartered thrift company subsidiary. First Republic Savings Bank provides both loan and deposit services from thirteen locations in San Francisco, Los Angeles, Beverly Hills and San Diego, California and in Las Vegas, Nevada.

For further information call:
Mr. Owen Blicksilver
Principal Communications
875 3rd Avenue
New York, NY 10022
(212)303-7603



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